UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

ENTECH SOLAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34592	33-0123045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Industrial Blvd.

Grapevine, TX 76051

(Address of principal executive offices, including ZIP code)

(817) 224-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Entech Solar, Inc. (the “Company”) previously disclosed, in a Form 8-K with an event date of March 27, 2012, that due to lack of capital, it would no longer file reports (“Reports”) under Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

By letter dated April 15, 2014, the Securities and Exchange Commission (the “Commission”) advised the Company that if the Company did not file all required Reports within 15 days following the date of the letter, the Company would be subject to administrative proceedings to revoke its registration under the Exchange Act.

As the Company does not have the funds required to prepare and file the Reports, the Company contacted the Commission and agreed to consent to the revocation of its registration under the Exchange Act.

Currently, the common stock of the Company is listed on the OTC, and, according to the Yahoo Finance website, sales prices during the past 52 weeks have ranged from $0.00 to $0.02 per share, with little volume. Upon the revocation of the Company’s registration under the Exchange Act, public trading in the Company’s common stock will cease, and any transactions that may occur will not be reported on any public reporting system.

FORWARD-LOOKING STATEMENTS

This Report on Form 8-K contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended, which are subject to risks, uncertainties and assumptions that are difficult to predict. All statements in this Report, other than statements of historical fact, are forward-looking statements. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements, among other things, concerning our continued efforts to seek financing, a sale of assets, or other strategic transaction to maximize value; preliminary discussions regarding a sale of certain technology and discussions with customers that could result in additional capital to the Company; the potential that we may file for bankruptcy, that we expect to run out of cash during the second quarter, our intention to cease filing reports with the SEC and to make financial information available on our website; and other statements. In some cases, you can identify these statements by forward-looking words, such as “estimate”, “expect”, “anticipate”, “project”, “plan”, “intend”, “believe”, “forecast”, “foresee”, “likely”, “may”, “should”, “goal”, “target”, “might”, “will”, “could”, “predict” and “continue”, the negative or plural of these words and other comparable terminology. Our forward-looking statements are only predictions based on our current expectations and our projections about future events. All forward-looking statements included in this Report on Form 8-K are based upon information available to us as of the date hereof. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, except as required by law. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include our ability to identify a source of capital for the Company; our ability to find a buyer for certain assets of the Company, or to find another means to maximize shareholder value; the challenges we currently and in the past have faced in raising capital and continuing as a going concern; our history of losses and our expectations that we will continue to incur losses; economic uncertainty and uncertainty in demand for our products; customer acceptance of our products; our ability to obtain necessary certifications and to commercialize our products timely or at all; our ability to sell or license our SolarVolt™ technology; the limited volume in trading of our securities and a potentially illiquid market for any investment in our securities; the risks of investing in a company that, as a result of cash constraints, is unable to comply with its SEC filing requirements and to make available current public information; dilution of your investment due to any potential sales of our securities for capital raising and other purposes; the ability of The Quercus Trust to control our board of directors and the direction of our company, as well as our dependence on The Quercus Trust for capital; our ability to attract and retain experienced personnel, especially in light of our cost-cutting efforts; our ability to protect our intellectual property rights; our ability to meet our customers’ demands for improved and more cost-efficient technology; competition and the fact that many of our competitors have more resources than do we; pressure to reduce our prices; our dependence on key suppliers; warranty and product liability claims; and other risks which are described in our periodic filings with the SEC. You should carefully consider the risks and uncertainties described herein and therein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH SOLAR, INC.

Date: May 6, 2014	By:	/s/ David Gelbaum
	Name:	David Gelbaum
	Title:	Chief Executive Officer

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